EXHIBIT 99.2

EFI Announces Changes to Board of Directors

Foster City, Calif. - April 23, 2008 – Electronics For Imaging, Inc. (“EFI”) (Nasdaq: EFII), the world leader in customer-focused digital printing innovation, today announced changes to its board of directors. Dr. Richard Kashnow, former chairman, chief executive officer and president of Raychem, and Thomas Georgens, president and chief operating officer of NetApp, are newly appointed members of the board. Christopher Paisley, dean’s executive professor of Accounting and Finance at Santa Clara University’s Leavey School of Business, has decided not to stand for re-election to the EFI board of directors at the company’s next annual meeting of stockholders, expected to be held on May 20, 2008.

“We are very pleased to add Richard and Tom to our board of directors, bringing to us their several decades of diverse and extensive business and technical experience. We are confident that they will strongly contribute in maintaining EFI’s leadership in innovation and market share in digital printing,” said Guy Gecht, EFI CEO. “We thank Chris for his invaluable insight and contributions to EFI; we’re grateful for everything he has done for the company over the last four years.”

Kashnow’s corporate career began with 17 years with GE, culminating there in his role as general manager of GE Lighting’s quartz and chemical products business. Kashnow recently retired as president of Tyco Ventures, a venture capital unit he established for Tyco International. In the intervening years, Kashnow served as chairman, chief executive officer, and president of Raychem, a $1.8B technology company specializing in electronic components and engineered materials. Prior to Raychem, Kashnow held executive positions with Manville Corporation, where he became president of its $1B building products and engineered materials subsidiary, Schuller Corporation. Kashnow holds a bachelor’s degree in physics from Worcester Polytechnic Institute and a doctorate in solid-state physics from Tufts University. He also served as an officer in the U.S. Army.

Georgens is president and chief operating officer of $3B Silicon Valley storage technology company NetApp, a company, which, like EFI, provides hardware and software sold directly, via channels and on an OEM basis. Georgens has also served as NetApp’s executive vice president of product operations and as executive vice president and general manager of enterprise storage systems. Prior to joining NetApp, Georgens was with Engenio, a subsidiary of Silicon Valley’s $4.9B LSI Logic, for nine years, the last two as CEO. Prior to Engenio, Georgens was with information infrastructure solutions company EMC, serving in a variety of engineering and marketing positions over the course of 11 years. Georgens holds a bachelor of science and a master of engineering degree from Rensselaer Polytechnic Institute and a master’s degree from the F.W. Olin Graduate School of Business at Babson College.

With the addition of Kashnow and Georgens and Paisley’s departure, EFI’s board of directors will consist of seven members, five of which are independent. Additional information regarding EFI and the company’s current board of directors is available at www.efi.com.

About Electronics for Imaging, Inc. / EFI

EFI (www.efi.com) is the world leader in color digital print servers, super-wide format printers and inks, and commercial and enterprise print management solutions. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The Company’s robust product portfolio includes Fiery® digital color print servers; super-wide digital inkjet printers, UV and solvent inks; industrial inkjet printing systems, print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

NOTE TO EDITORS: EFI, Fiery, VUTEk and Jetrion are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.